UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Non-Binding Offer

On June 24, 2026, Edgemode, Inc. (the “Company”) entered into a non-binding offer (the “Offer”) with a third-party purchaser (the “Purchaser”) pursuant to which the Purchaser would acquire 100% of the interests in the Company’s special purpose vehicle, DC Estate Malpica, S.L. (the “Acquisition”). DC Estate Malpica, S.L. owns an in-development data center project located in Mora, Spain. The Offer is non-binding and does not obligate either party to consummate the Acquisition. The Acquisition is subject to the Purchaser’s satisfactory completion of due diligence and the negotiation and execution of definitive transaction documentation, including a purchase agreement. The Company anticipates providing customary representations, warranties, and indemnities in connection with the Acquisition. In connection with the Offer, the Company has agreed to negotiate exclusively with the Purchaser for a period of 60 days.

There can be no assurance that the parties will enter into definitive documentation or that the Acquisition will be consummated.

Standstill Agreement

Beginning on June 24, 2026, the Company entered into standstill agreements (the “Standstill Agreements”) with certain lenders (the “Lenders”) holding convertible promissory notes in the aggregate outstanding principal amount of approximately $1,150,000 (the “Notes”). Pursuant to the Standstill Agreement, the Lenders have agreed not to convert any portion of the Notes into shares of the Company’s common stock or sell, transfer, or otherwise dispose of any shares of common stock held or acquired pursuant to the Notes for a period of 30 days.

The description of the Offer and the Standstill Agreement are not complete and are qualified in their entirety by the full text of the Offer and the form of the Standstill Agreement filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Exhibit Description
10.1	Non-Binding Offer by and between Edgemode, Inc. and Spark AI Foundry Holdings LLC dated June 24, 2026
10.2	Form of Standstill Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: June 29, 2026	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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